NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 5, 1998







TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that pursuant to its By-Laws and call of its Directors, the regular meeting of shareholders of the PENSECO FINANCIAL SERVICES CORPORATION will be held at the Central City Office of Penn Security Bank and Trust Company located at 150 North Washington Avenue, Scranton, Pennsylvania, on Tuesday, May 5, 1998, at 2:00 P.M. for the purpose of considering and acting upon the following matters:

         1.  Electing three (3) Directors of the Class of 2002 to serve for four
             (4) years and until their successors are elected.

         2. Whatever other business may be brought before the meeting or any adjournment thereof.

Only those shareholders of record at the close of business on March 6, 1998 shall be entitled to vote at the meeting. If you do not expect to be personally present, please sign the enclosed proxy, be sure to date the same, and return at your earliest convenience in the enclosed, stamped envelope.



                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    P. FRANK KOZIK

                                    Secretary






March 27, 1998

                     PENSECO FINANCIAL SERVICES CORPORATION
            150 North Washington Avenue, Scranton, Pennsylvania 18503

PROXY STATEMENT MAILED MARCH 27, 1998 FOR THE ANNUAL MEETING TO BE HELD TUESDAY, MAY 5, 1998, AT 2:00 P.M. AT THE CENTRAL CITY OFFICE OF PENN SECURITY BANK AND TRUST COMPANY LOCATED AT 150 NORTH WASHINGTON AVENUE, SCRANTON, PENNSYLVANIA.

                                  INTRODUCTION

Effective as of December 31, 1997, Penn Security Bank and Trust Company (hereinafter, the "Bank") became a wholly-owned subsidiary of Penseco Financial Services Corporation (hereinafter, the "Company"). This Proxy Statement contains certain information relative to events which have occurred during 1997 and identified as relating to the Company which may have also related to the Bank. Any information specifically relating to the Bank will be identified where appropriate.

                              REVOCABILITY OF PROXY

Any person giving the proxy herein solicited may revoke it at any time prior to its being voted at the annual meeting by submitting a later dated proxy, or by contacting the Secretary, P. Frank Kozik, in writing prior to the meeting indicating the shareholder's intention to revoke the proxy. Execution of the accompanying proxy will not affect a shareholder's right to attend the meeting and vote in person.

                         PERSON MAKING THE SOLICITATION

The solicitation is made by order of the Board of Directors of the Company, the cost of which will be borne by the Company. Solicitation is being made primarily by use of the mail, but the management may solicit proxies by telephone or personal interview.

                  VOTING SECURITIES & PRINCIPAL HOLDERS THEREOF

The number of shares of common stock outstanding and entitled to vote at the annual shareholders' meeting is 2,148,000 as of this date. Only those shareholders of record at the close of business on March 6, 1998 shall be entitled to vote. The presence, in person or by proxy, of the holders of a majority of the total number of outstanding shares and entitled to vote is necessary to constitute a quorum at the annual shareholders' meeting.

In the election of Directors, each shareholder has cumulative voting rights and is entitled to cast in the aggregate as many votes as the number of shares owned, multiplied by the number of Directors to be elected and to cast such votes for one candidate or to distribute such votes among two or more candidates. The candidates receiving the highest number of votes up to the number of Directors to be chosen shall be elected. The proxy permits a shareholder to vote for or withhold his vote from the election of Directors. The proxyholders named on the Proxy will vote for the Board's nominees unless the shareholder has withheld his vote from some or all of the nominees. Such proxyholders may exercise discretionary authority to cumulate votes in the election of Directors by distributing the votes they are authorized to cast among the Board's nominees in order to elect the largest possible number of them (in the event there is a nominee or nominees other than the Board's nominees), and, to the extent possible, in order to cast the same number of votes for each Board nominee. On other matters, each share of stock entitles the owner thereof to one vote. Abstentions and broker non-votes are not included as votes cast.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain of its executive officers and persons who own more than ten percent of a registered class of the Company's common stock (currently there are no such persons), to file reports of ownership and changes in ownership with respect to shares of the Company's common stock beneficially owned by them with the Securities and Exchange Commission and to furnish the Company with copies of all forms that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no such forms were required for those persons, the Company believes that during fiscal 1997 all required reports were filed on a timely basis.

The following table sets forth, as of March 2, 1998, the amount and percentage of the common stock of the Company beneficially owned by each Director and all Principal Officers and Directors of the Company as a group. No shareholder owns 5% or more of the Company's stock.

                                                   Amount and
                                                   Nature of             Percent
Name of Individual                                 Beneficial            of
or Identity of Group                               Ownership(1)          Class

Edwin J. Butler ................................    23,628(2)             1.100%
Richard E. Grimm ...............................     2,840(3)              .132%
Russell C. Hazelton ............................    14,076(4)              .655%
D. William Hume ................................     3,367(5)              .157%
James G. Keisling ..............................    18,452(6)              .859%
P. Frank Kozik .................................    16,016(7)              .746%
Robert W. Naismith .............................    20,752(8)              .966%
James B. Nicholas ..............................     3,708(9)              .173%
Emily S. Perry .................................     2,000(10)             .093%
Sandra C. Phillips .............................    72,000(11)            3.352%
Otto P. Robinson, Jr ...........................    81,025(12)            3.772%
All Directors and Principal Officers
as a group (24 in group) .......................   281,909               13.124%


1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities as to which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after March 2, 1998. Beneficial ownership may be disclaimed as to certain of the securities.

(2) This total includes 18,172 shares owned jointly by Mr. Butler and his wife, 3,024 shares owned jointly with his children, and 2,132 shares in a self-directed IRA in Penn Security Bank's Trust Department.

(3) This total includes 320 shares owned jointly by Mr. Grimm and his wife and includes 2,516 shares held byPenn Security Bank under its Employee Stock Ownership Plan in which Mr. Grimm has a vested interest.

(4) This total includes 8,724 shares owned jointly by Mr. Hazelton and his wife and 960 shares in a self-directed IRA for Mr. Hazelton in Penn Security Bank's Trust Department.

(5) This total includes 420 shares owned jointly by Mr. Hume and his wife and includes 2,907 shares held by Penn Security Bank under its Employee Stock Ownership Plan in which Mr. Hume has a vested interest.

(6) This total includes 1,400 shares owned jointly by Mr. Keisling and his wife, 2,100 shares owned by Mr. Keisling's wife, 4,744 shares in a self-directed IRA and 9,608 shares in a custodial account, both in Penn Security Bank's Trust Department.

(7) This total includes 15,596 shares owned jointly by Mr. Kozik and his wife and 300 shares owned by ScrantonCraftsmen Profit Sharing Plan, for which Mr. Kozik is Trustee.

(8) This total includes 14,800 shares owned jointly by Dr. Naismith and his wife and 5,952 shares in a self-directed IRA held in Penn Security Bank's Trust Department.

(9) This total includes 508 shares owned by Mr. Nicholas' wife and 1,600 shares owned by D. G. Nicholas Profit Sharing Plan, for which Mr. Nicholas is Trustee.

(10) This total includes 1,580 shares owned jointly by Mrs. Perry, her husband and her children.

(11) These shares are held by Penn Security Bank's Trust Department.

(12) This total includes 9,456 shares owned jointly by Mr. Robinson and his wife, 23,992 shares owned by Mr. Robinson's wife and children, and includes 5,213 shares held by Penn Security Bank under its Employee Stock Ownership Plan in which Mr. Robinson has a vested interest.

                              ELECTION OF DIRECTORS

Introduction

Pursuant to Article III of the Company's By-Laws, the Board of Directors shall consist of not fewer than five (5) or more than fifteen (15) members, with four
(4) classes of Directors, each class being as nearly equal in number as possible.

Three (3) Directors of the Class of 2002 are to be elected at the Annual Meeting. Each Director of the Class of 2002 will serve for a term of four (4) years and until his successor is elected. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the three (3) nominees named below. Other nominations may be submitted in accordance with
Article II of the Company's By-Laws, which provides that any person intending to nominate at the annual meeting a candidate or candidates for the Board of Directors other than those nominated by management must notify the Company by certified mail, return receipt requested, which notice the Company must be in receipt of at least forty-five (45) days before said meeting, of his intent to do so giving the name(s) and address(es) of the person(s) he intends to nominate. Any solicitation by or on behalf of such candidate is subject to Federal Securities Laws and must comply therewith. The judge or judges of election shall not count any votes solicited by or on behalf of any such candidate in violation of the Federal Securities Laws or for any such candidate nominated without prior notice thereof having been received by the Company as required above.

Nominees

The names of the nominees for Directors of the Class of 2002, and the Directors in the Classes of 1999, 2000 and 2001 who will continue in office after the Annual Meeting and until the expiration of their respective terms, together with certain information regarding them, are as follows:

                              NOMINEES FOR DIRECTOR
                                                                                                          Term
                                    Principal Occupation                                    Director      Will
Name                       Age      for Past Five Years                                     Since         Expire*

Class of 2002
D. William Hume             71      Senior Vice-President and Assistant Secretary.          1991          2002
                                    Mr. Hume came to the Bank in 1980 and served
                                    as Senior Vice-President until 1991, as
                                    Executive Vice-President and Cashier from 1991
                                    to 1994, and as Senior Vice-President on a part-
                                    time basis since 1994.

James G. Keisling           49      Mr. Keisling is a partner in Compression Polymers       1984          2002
                                    Group, manufacturers of plastic sheet products.

Otto P. Robinson, Jr.       59      President, CEO and General Counsel.  Mr. Robinson       1967          2002
                                    is a practicing attorney.  Mr. Robinson has since
                                    his election as President in 1975, been devoting
                                    most of his time to banking matters.

*If elected at the Annual Meeting

It is the intent of the persons named in the proxy to vote for the nominees listed in the above schedule. Management is not aware of any nominees unavailable for election. In the event, however, that vacancies occur, such shares may be voted for substitute nominees, if any, designated by management.

                         DIRECTORS TO CONTINUE IN OFFICE
                                                                                                          Term
                                                    Principal Occupation                    Director      Will
Name                       Age                        for Past Five Years                   Since         Expire*


Class of 1999
Edwin J. Butler             71       Mr. Butler retired in September, 1991 and was          1977          1999
                                     Executive Vice-President and Cashier of the Bank.

P. Frank Kozik              58       Secretary (non-active officer).  Mr. Kozik is          1981          1999
                                     President of Scranton Craftsmen, Inc., Throop, PA,
                                     a corporation dealing in ornamental and
                                     miscellaneous iron and pre-cast concrete products.

Class of 2000
Russell C. Hazelton         63       Mr. Hazelton is a Captain for Trans World Airlines.    1977          2000

Robert W. Naismith,         53       Dr. Naismith is President and Chief Executive Officer  1988          2000
Ph.D.                                of William Naismith & Associates, a strategic
                                     business consulting firm.  Dr.Naismith formerly was
                                     President & Chief Executive Officer of Biofor, Inc.,
                                     a research and discovery pharmaceutical company.

Emily S. Perry              57       Mrs. Perry is an Account Executive at Murray           1983          2000
                                     Insurance Company, Scranton, PA.  Mrs. Perry
                                     formerly was Director of Alumnae/i relations of
                                     Marywood College, Scranton, PA.

Class of 2001

Richard E. Grimm            49      Executive Vice-President and Treasurer.  Mr. Grimm      1994          2001
                                    came to the Bank in 1979 and served as Internal
                                    Auditor until 1990, as Vice-President and Cheif
                                    Lending Officer from 1990 to 1991, as Senior
                                    Vice-President  from  1991 to  1994,  and as
                                    Executive  Vice-President  and Cashier since
                                    1994.

James B. Nicholas           46      Mr. Nicholas is President of D.G. Nicholas Co.,         1981          2001
                                    Scranton, PA, a wholesale Auto Parts Company.

Sandra C. Phillips          55      Mrs. Phillips has served on the Bank's Abington         1994          2001
                                    Advisory Board since 1984.  She is active in
                                    various community associations and organizations.


              BOARD AND COMMITTEE MEETINGS; DIRECTORS' COMPENSATION

The Company has a standing Audit Committee of the Board consisting of Directors Edwin J. Butler, Russell C. Hazelton, James G. Keisling and P. Frank Kozik, none of whom are operating officers of the Company. Meetings of the committee are held approximately once each quarter to discuss the quarterly reports of the Company's Internal Auditor and management's response thereto and report to the Board thereon. In addition, at one of the meetings, the Audit Committee meets with the Company's independent external audit firm to discuss the results of the annual CPA audit. Last year there were four meetings of the Audit Committee.

The Company has a standing Compensation Committee of the Board consisting of Directors Edwin J. Butler, P. Frank Kozik, Robert W. Naismith, Emily S. Perry and Otto P. Robinson, Jr. The committee recommends to the Board of Directors the compensation to be paid to the Executive Officers of the Company as well as general guidelines for compensation of the employees of the Bank. Three meetings of the committee were held in 1997.

The Company does not have a standing Nominating Committee of the Board.

The Board of Directors met 27 times in 1997. All Directors attended at least 75% of the total of the Board of Directors meetings and the committee meetings of which they were members.

During 1997, Directors received an annual retainer of $6,000.00 plus $500.00 for each Board meeting attended and $200.00 for each committee meeting attended. Directors who are operating officers of the Company do not receive fees for committee meetings attended.

                             EXECUTIVE COMPENSATION

The following table sets forth, for fiscal years 1995 through 1997, the total compensation paid by the Company for services in all capacities to the Company's Chief Executive Officer and to each of the Company's most highly compensated executive officers who received compensation in excess of $100,000.00 for the fiscal year ended December 31, 1997:

                             Annual Compensation (1)

Name and                                                                                                     All Other
Principal Position                  Year               Salary ($)                 Bonus($)                   Compensation($)

Otto P. Robinson, Jr.               1997               193,948.00                 15,516.00                  28,939.17 (2)
President, CEO &                    1996               190,144.00                 15,211.60                  27,609.46 (3)
General Counsel                     1995               183,360.00                 18,336.00                  26,725.51 (4)

Richard E. Grimm                    1997               105,321.00                 10,532.00                   3,271.85 (5)
Executive Vice President            1996               102,752.00                 10,275.00                   3,250.26 (5)
& Treasurer                         1995                98,800.00                  9,880.00                   3,351.55 (5)

(1) Other annual compensation received by Mr. Robinson consisted of the use of a Bank owned automobile. For each fiscal year disclosed, the aggregate amount of this perquisite received by Mr. Robinson was less than 10% of his salary and bonus and is, therefore, not reportable.
(2) "All Other Compensation" consists of a cash contribution to the Employee Stock Ownership Plan of $4,236.17 which may be used to purchase shares of the Company's stock and $24,703.00 for Supplemental Benefit Plan described on page 8.
(3) "All Other Compensation" consists of a cash contribution to the Employee Stock Ownership Plan of $4,315.46 which may be used to purchase shares of the Company's stock and $23,294.00 for Supplemental Benefit Plan described on page 8.
(4) "All Other Compensation" consists of a cash contribution to the Employee Stock Ownership Plan of $4,591.51 which may be used to purchase shares of the Company's stock and $22,134.00 for Supplemental Benefit Plan described on page 8.
(5) "All Other Compensation" consists of a cash contribution to the Employee Stock Ownership Plan which may be used to purchase shares of the Company's stock.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


The Company's compensation program for executive officers is administered by the Compensation Committee of the Board of Directors ("Committee"). The Committee makes recommendations to the Board of Directors regarding the compensation arrangements for executive officers, including the Chief Executive Officer. The compensation program for the Company's executive officers consists of a base salary, annual cash bonus, and other perquisites. In 1997, Otto P. Robinson, Jr., the President and Chief Executive Officer, was the only executive officer to receive a perquisite, which was the use of a Bank owned automobile.

The Committee determines executive base salaries by level of responsibility, individual performances and, to a lesser degree, Company performance, as well as by the need to provide a competitive package that allows the Company to retain key executives. After reviewing individual performances for the year and available information on salaries at other financial institutions of similar size, the Chief Executive Officer makes recommendations to the Committee concerning the base salaries of other executive officers. Using the same review process, the Committee makes recommendations to the Board regarding the Chief Executive Officer.

Annual cash bonuses are intended to focus the efforts of executive officers on the attainment of specific annual performance goals which will promote the overall success of the Company. The Chief Executive Officer evaluates other executive officers in their achievement of specific goals and makes recommendations to the Committee regarding bonuses to be awarded. The Committee recommends to the Board the annual bonus for the Chief Executive Officer based to a large degree upon the financial performance of the Company using such financial measures as earnings per share, return on average assets and return on average equity. Mr. Robinson's cash bonus for 1997 resulted from the Company's favorable performance measures of $2.20 earnings per share, 1.14% return on average assets and 11.22% return on average equity. The President and Chief Executive Officer did not participate in the decision by the Board of Directors relating to his base salary and annual cash bonus.

                                             MEMBERS OF THE COMMITTEE
                                             Robert W. Naismith, Ph.D., Chairman
                                             Edwin J. Butler
                                             P. Frank Kozik
                                             Emily S. Perry
                                             Otto P. Robinson, Jr.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 1997, the Company employed Otto P. Robinson, Jr. as its President and Chief Executive Officer. Mr. Edwin J. Butler is a retired officer of the Bank. Mr. Robinson abstained from all voting regarding his own compensation.

                             EMPLOYEE BENEFIT PLANS

Principal officers of the Bank participate in the Bank's employee benefit programs on the same basis as all other employees and only receive the same benefits as all other employees.

Penn Security Bank and Trust Company maintains a qualified defined benefit retirement (Pension) plan for its employees and officers. Directors who are non-active officers are not included in the plan. In 1997, the Bank contributed $240,964.00 to the plan. Under the funding method employed for this plan, the amount of contribution, payment or accrual in respect of a specified person is not and cannot readily be separately or individually calculated for the plan.

Remuneration for pension benefit purposes includes all earnings reportable as IRS Form W-2 wages for Federal income tax withholding purposes. Final Average Compensation means the average compensation paid to an employee during the five consecutive calendar years out of the final ten years of service which produces the highest average.


Estimated Annual Retirement Benefit at Age 65.
                                                   Years of Service
Average Annual
     Earnings               10 yrs.        20 yrs.        30 yrs.        40 yrs.
$  25,000.00  $            2,500.00  $    5,000.00  $    7,500.00  $   10,000.00
   50,000.00               6,034.80      12,069.60      18,104.40      24,139.20
   75,000.00               9,784.80      19,569.60      29,354.40      39,139.20
  100,000.00              13,534.80      27,069.60      40,604.40      54,139.20
  125,000.00              17,284.80      34,569.60      51,854.40      69,139.20
  150,000.00              21,034.80      42,069.60      63,104.40      84,139.20
  160,000.00 & over       22,534.80      45,069.60      67,604.40      90,139.20

The above table of estimated annual retirement benefits is representative of an employee currently age 65 whose salary remained unchanged during his last five years of employment and whose benefit will be paid for the remainder of his life. The benefits payable under the plan are subject to the maximum benefit limitations of Section 401 (a)(17) of the Internal Revenue Code. Benefits based on normal retirement at age 65 provided for an annual pension equal to 1% of his Final Average Compensation up to his Covered Compensation, plus 1 1/2% of his Final Average Compensation in excess of his Covered Compensation per year of Credited Service, not beyond his normal retirement date, with partial credit for fractional years. Covered Compensation is determined in accordance with the Social Security Act as in effect at the time of the employee's final termination of employment. Covered Compensation is the average annual wage covered under the Social Security Act throughout the employee's working lifetime. In accordance with the Social Security Act, maximum Covered Compensation for the year 1997 was $29,304.00.

The years of creditable service as of December 31, 1997 for Messrs. Robinson and Grimm were 22 and 18, respectively.

Supplemental Benefit Plan Agreement. Penn Security Bank and Trust Company has entered into a Supplemental Benefit Plan Agreement (the "Plan") dated December 28, 1995 with a retroactive effective date of January 1, 1994, with Mr. Robinson. The purpose of the Supplemental Benefit is to grant additional benefits in excess of those accrued in the pension plan due to the limit on compensation contained in Section 401 (a)(17) of the Code. The Plan is intended to be an unfunded excess benefit plan under Section (3)(36) of the Employee Retirement Income Security

Act of 1974 (ERISA). The Plan provides that if Mr. Robinson retires from employment with Penn Security Bank and Trust Company at his Normal Retirement Date, he shall be entitled to receive a benefit equal to (a) the benefit which would have accrued under the provision of the Pension Plan, if such Pension Plan were administered without regard to the limitations under Code Section 401
(a)(17), less, (b) the amount of the Normal Retirement Benefit which he is entitled to receive under the Pension Plan. If he retired from employment at his Early Retirement Date, he shall be entitled to receive a benefit equal to (a) the benefit which would have accrued under the provisions of the Pension Plan computed in accordance with Section 3.1 to his Early Retirement Date, less (b) the amount of his Early Retirement Benefit which he would be entitled to receive under the Plan. If Early Retirement Benefits commence prior to his Normal Retirement Date, the benefits payable under the Plan and the Pension Plan shall be actuarially reduced for such early commencement to the extent provided under the terms of the Pension Plan. If retirement is after his Normal Retirement Date, he shall be entitled to receive a benefit equal to (a) the benefit which would have accrued under the provisions of the Pension Plan, computed in accordance with Section 3.1 to his Deferred Retirement Date, less, (b) the amount of Deferred Retirement Benefit which he is entitled to receive under the Pension Plan. In no event will Mr. Robinson be entitled to receive total benefits from the Plan and the Pension Plan in excess of the benefit he would have received from the Pension Plan if the limitations under Code Section 401
(a)(17) were not applicable to the Pension Plan. If Mr. Robinson terminates employment with Penn Security Bank and Trust Company for any reason, the Accrued Benefit at the date of termination shall be valued and payable in an aggregate amount equal to his accrued benefit. Any such payments will be paid from the Bank's general assets. If a Change of Control of Penn Security Bank and Trust Company occurs, Mr. Robinson's Accrued benefit shall be valued and payable in accordance with the provisions stated above. "Change of Control" shall occur when any person other than the Bank obtains ownership or voting power with respect to greater than 50 percent of the aggregate value or voting power, as applicable, of the Employer's capital stock.

The Bank's Profit Sharing Plan includes employees as well as officers. Directors who are non-active officers are not included in the plan. Under the plan, amounts voted by the Board of Directors are paid into a fund and each employee is credited with a share in proportion to his annual compensation. Upon retirement or death or termination or disability, each employee is paid the total amount of his credits in the fund in one of a number of optional ways. The Bank did not contribute to the profit sharing plan during 1995, 1996 or 1997.

The Bank's Employee Stock Ownership Plan (ESOP), includes employees as well as officers. Directors who are non-active officers are not included in the plan. Under the plan, amounts voted by the Board of Directors are paid into the ESOP and each employee is credited with a share in proportion to his annual compensation. All contributions to the ESOP are invested in or will be invested primarily in Penseco Financial Services Corporation Stock. In 1997, the Bank contributed $140,000.00 to the ESOP. Distribution of a participant's stock account occurs upon retirement or death or disability or termination of employment.

In this Proxy Statement, the term "officer" means the President, Executive Vice-President, Senior Vice-Presidents, Vice-Presidents, Treasurer, Secretary, Controller and Manager, Data Processing.

The  Bank  has  had,  and  may  be  expected  to  have  in the  future,  banking transactions in the ordinary course of business with Directors, principal officers, their immediate families, and affiliated companies in which they are principal stockholders (commonly referred to as related parties), on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and did not involve more than the normal risks of collectability or present other unfavorable features. These persons and firms were indebted to the Bank for loans totaling $4,763,365.99 and $4,529,290.25 at February 1, 1998 and 1997, respectively. Such loans had a maximum unpaid balance in the aggregate of $5,318,366.86 and $4,967,812.22 during the years ended December 31, 1997 and 1996, respectively.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

The following line graph sets forth comparative information regarding the Company's cumulative shareholder return on its common stock over the last five fiscal years. Total shareholder return is measured by dividing total dividends (assuming dividend reinvestment) plus share price change for a period by the share price at the beginning of the investment period. The Company's cumulative shareholder return based on an investment of $100 at the beginning of the five-year period beginning December 31, 1992 is compared to the cumulative total return of the S & P 500 Index ("S & P 500") and the S & P Major Regional Bank Index ("S & P Banks"). The yearly points marked on the horizontal axis of the graph correspond to December 31st of that year.




                       1992      1993      1994      1995      1996      1997
PSB&T ..............  100.00    124.57    159.05    160.34    162.93    205.52
S&P 500 ............  100.00    109.98    108.46    144.61    173.45    226.30
S&P BANKS ..........  100.00    104.01     94.79    143.75    190.35    279.51

                                    AUDITORS

The Board of Directors has again selected McGrail, Merkel, Quinn and Associates, Certified Public Accountants, to conduct an independent audit of the financial statements of the Company for the year 1997, and it is expected they will be selected for the year 1998. Representatives of the firm are expected to be present at the meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Mr. Robert
P. Heim was re-elected by the Board of Directors this year to the position of Director of Internal Audit. Mr. Heim will be present at the annual meeting to respond to any appropriate questions.

                  SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

Any shareholder proposal submitted for inclusion in the Company's proxy statement and form of proxy for the 1998 Annual Meeting of shareholders must be received at the Company's Executive Offices, 150 North Washington Avenue, Scranton, Pennsylvania 18503 on or before December 18, 1998.

                                  OTHER MATTERS

The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or its management at the meeting. If any other business is presented at said meeting, the proxy herein solicited will be voted in accordance with the recommendations of the Board of Directors.

By order of the Board of Directors, March 27, 1998.

                     PENSECO FINANCIAL SERVICES CORPORATION
                          Scranton, Pennsylvania 18503
                              OTTO P. ROBINSON, JR.
                                    President

MARCH 27, 1998
NOTICE

THE COMPANY WILL, WITHOUT CHARGE, ON WRITTEN REQUEST OF ANY PERSON WHOSE PROXY HAS BEEN SOLICITED FOR THE 1998 ANNUAL MEETING, MAIL TO SAID PERSON A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR. WRITTEN REQUESTS SHOULD BE SUBMITTED TO:

                                         PATRICK SCANLON, CONTROLLER
                                         PENSECO FINANCIAL SERVICES CORPORATION
                                         150 NORTH WASHINGTON AVENUE
                                         SCRANTON, PENNSYLVANIA  18503

THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS ACCOMPANIES THIS STATEMENT AND COPIES ARE AVAILABLE TO THE PUBLIC. THE ANNUAL REPORT SERVES AS THE COMPANY'S ANNUAL DISCLOSURE STATEMENT AS REQUIRED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AND MAY BE OBTAINED AT ANY BRANCH LOCATION OF THE BANK, OR BY CONTACTING PATRICK SCANLON, CONTROLLER, PENSECO FINANCIAL SERVICES CORPORATION, 150 NORTH WASHINGTON AVENUE, SCRANTON, PENNSYLVANIA 18503. PHONE (717)346-7741 OR
(800)327-0394.

                                      PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                                              ____________________________Shares

KNOW  ALL MEN BY THESE  PRESENTS,  that I, the  undersigned  shareholder  in the
PENSECO FINANCIAL SERVICES CORPORATION (the "Company"), do hereby nominate, constitute and appoint RUTH W. LEVERICH, AVERANDA MECCA AND CAROL GEMMELL and each of them (with full power to act without the others) my true and lawful attorney(s) with full power of substitution, for me and in my name, place and stead to vote all of the stock of the said PENSECO FINANCIAL SERVICES CORPORATION, standing in my name on the books of the said Company on March 6, 1998, at the annual meeting of the shareholders thereof to be held at the Central City Office of Penn Security Bank and Trust Company located at 150 North Washington Avenue, Scranton, Pennsylvania on Tuesday, May 5, 1998, at 2:00 P.M. or at any adjournment or adjournments thereof, hereby revoking all proxies by me heretofore made, with all the powers the undersigned would possess if personally present at said meeting as follows:

         1. ELECTION OF DIRECTORS: For the election of three (3) Directors of the Class of 2002 listed in the proxy statement dated March 27, 1998 accompanying the notice of the said meeting as Directors of the Company to serve for four (4) years and until their successors are elected.

    FOR ALL NOMINEE(S) listed                          WITHHOLD AUTHORITY
    below (except as marked to the                     to vote for all nominees
    contrary below).                                   listed below.


(INSTRUCTIONS: To withhold authority to vote for any individual nominees) mark the box next to the nominee's name below.)


Class of 2002
 _                          _                            _
|_|D. William Hume         |_|James  G. Keisling        |_|Otto P. Robinson, Jr.

         2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN ACCORDANCE WITH INSTRUCTIONS OF MANAGEMENT ON OTHER BUSINESS PROPERLY COMING BEFORE THE MEETING.

IN WITNESS WHEREOF, I have hereunto set my hand this _________________day of ________________________, 1998.

                         ______________________________________________SIGNATURE

                         ______________________________________________SIGNATURE

                         ----------------------------------------------
                                           PRINT NAME




         (Execute proxy and return in stamped envelope for this purpose)